Exhibit 99.6
CONSENT OF NATHANIEL ZILKHA
     Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I, Nathaniel Zilkha, hereby consent to be named as a prospective director of UICI in the Registration Statement on Form S-4 of UICI, dated January 20, 2006, and any subsequent amendments thereto.
/s/ Nathaniel Zilkha
Nathaniel Zilkha
Dated: January 19, 2006